Exhibit 99.1

LAZARD FRÈRES & CO. LLC

CERTIFICATE

December 20, 2004

The undersigned, a Managing Director of Lazard Frères & Co. LLC (“Lazard”), does hereby certify, in his capacity as such, on behalf of Lazard as follows:

1.	With respect to the shares of common stock of Terra Industries Inc. (“Terra”) that Taurus Investments S.A. (“Taurus”) will sell to each of the persons set forth on Annex A hereto (each such person, a “Purchaser” and such shares that will be sold to them, the “Shares”), Lazard has offered the Shares only to persons reasonably believed by Lazard to be qualified institutional buyers within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), that (a) had customer accounts at, or another relationship with, Lazard prior to the filing of registration statement number 333-119756 (the “Registration Statement”) by Terra on October 14, 2004; (b) were holders of common stock of Terra prior to the filing of the Registration Statement; (c) purchased common stock of Terra pursuant to the various Stock Purchase Agreements, each dated as of August 6, 2004 (collectively the “Taurus Stock Purchase Agreements”), between Taurus, on the one hand, and Perry Partners, L.P., Perry Partners International, Inc., Värde Investment Partners, L.P., Seneca Capital LP, Seneca Capital International Ltd., Delta Onshore, LP, Delta Institutional, LP, Delta Offshore, Ltd. or Delta Pleiades, LP, on the other hand; (d) purchased 4.25% Series A Cumulative Convertible Perpetual Preferred Shares of Terra (the “Convertible Preferred Shares”) from Lazard or Citigroup Global Markets Inc. (“Citigroup”) pursuant to and in accordance with the terms and conditions of the Purchase Agreement, dated October 7, 2004 (the “Convertible Preferred Shares Agreement”), between Terra and Citigroup; (e) will receive shares of common stock of Terra pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement, dated as of August 6, 2004 (the “MissChem Agreement”), by and among Mississippi Chemical Corporation, MissChem Acquisition Inc. and Terra; or (f) had an affiliate that meets the criteria set forth in one of subclauses (a) through (e) above (each such person described in the foregoing to whom Lazard has offered the Shares, an “Offeree”). For purposes of establishing whether a qualified institutional buyer or an affiliate thereof meets the criteria set forth in subclause (b) or (e) of the foregoing, Lazard shall be entitled to rely on a stockholder list or other representation provided by Terra as to persons who meet such criteria.

2.	Lazard has not offered or sold the Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

3.	Lazard has not (a) provided copies of the Registration Statement to any Offeree or (b) offered, or solicited offers to buy, securities pursuant to the Registration Statement to any Offeree.

4.	Lazard has not sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any common stock of Terra, or any security convertible into or exchangeable or exercisable for such common stock, within the six months preceding the date of this Certificate, and is not currently engaged in any such activity, other than in respect of (a) the Shares sold pursuant to and in accordance with the terms and conditions of any Stock Purchase Agreement, dated December 13, 2004, between Taurus and any one or more Purchasers; (b) the shares of common stock of Terra sold pursuant to and in accordance with the terms and conditions of the Taurus Stock Purchase Agreements; (c) the Convertible Preferred Shares sold pursuant to and in accordance with the terms and conditions of the Convertible Preferred Shares Agreement; (d) the securities of Terra to be sold pursuant to the MissChem Agreement; and (e) ordinary course broker-dealer or asset management operations.

5.	Taurus and its affiliate Anglo American plc may rely on this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

LAZARD FRÈRES & CO. LLC

By:	/s/ George Brokaw
Name:	George Brokaw
Title:	Managing Director

ANNEX A

AIG SOUNDSHORE / BASSO

Basso Multi-Strategy Holding Fund Ltd.

ANCHORAGE CAPITAL GROUP

Anchorage Capital Master Offshore Ltd.

ANGELO GORDON

AG Domestic Convertible LP

AG Offshore Convertible Ltd

AVENUE CAPITAL

Avenue Special Situations Fund III, L.P.

Avenue Investments, L.P.

Avenue International, Ltd.

CAMDEN ASSET MNG

GMAM Group Pension Trust I

Barnet Parners Ltd.

St. Albans Partners Ltd.

Yield Strategies Fund I LP

Yield Strategies Fund II LP

Bank of America Pension Plan

Equity Overlay Fund LLC

DUQUESNE

Windmill Masterfund LP

EQUITECT

Equitect Group LLC

FRONTPOINT

Frontpoint Convertible Arbitrage Fund, LP

JENNISON

Special Value Portfolio

Mainstay MAP Fund

Jennison Institutional Opportunistic Equity Fund for Non-Qualified Trusts

ING Equity Opportunities Portfolio

Jennison Equity Opportunity Fund

Capital Appreciation Portfolio

JMG CAPITAL

JMG Capital Partners LP

JMG Triton Offshore Fund Ltd

KINGSTREET

King Street Capital LP

King Street Capital Ltd

MARIN CAPITAL

St. Thomas Morgan Stanley

PERRY

Perry Partners International Inc

Perry Partners LP

Auda Classic Plc

QVT FINANCIAL

QVT Fund LP

SAB CAPITAL

SAB Capital Partners L.P.

SAB Overseas Fund Ltd.

SENECA

Seneca Capital L.P.

Seneca Capital International Ltd.

SHUMWAY

SCP Domestic Fund LP

SCP Overseas Fund Ltd

SCP Equity Fund Overseas Ltd

SCP Equity Fund Domestic LP

SSI FINANCIAL

SphinX Convertible Arb. Fund SPC

Institutional Benchmanks Master Fund Ltd.

SSI Hedged Conv. Market Neutral LP

TRAFELET

Delta Pleaides LP

Delta Offshore Ltd

Delta Institutional LP

Delta Onshore LP

UBS O’CONNOR

UBS O’Connor LLC f/b/o/ O’Connor Global Conv. Arbitrage Master Limited

WHIPPOORWILL ASSOC.

President and Fellows of Harvard College

ZIMMER LUCAS

ZLP Master Opportunity Fund Ltd.